Exhibit 10.1

FIRST AMENDMENT

FIRST AMENDMENT (this “Amendment”), dated as of May 18, 2005, among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (the “Company”), the direct and indirect subsidiaries of the Company listed on the signature pages hereto (together with the Company, collectively, the “Borrowers”), the several banks and other financial institutions parties to the Credit Agreement (as hereinafter defined) (collectively, the “Banks”), and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Banks (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Banks and the Agent are parties to a Credit Agreement, dated as of May 17, 2004 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Credit Agreement be amended by (i) increasing the aggregate Commitments of the Banks from $125,000,000 to $200,000,000 (with the Borrowers retaining the ability to increase the aggregate Commitments by an additional $25,000,000 to an aggregate amount not to exceed $225,000,000), (ii) providing that certain letters of credit be treated as being issued under the Credit Agreement, (iii) extending the Termination Date to five (5) years from the date hereof, (iv) amending the interest rate provisions, (v) amending the Leverage Ratio covenant, and (vi) subject to obtaining the consent of the Noteholders, increasing the Priority Debt limit, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

2.

Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)

Increase in Commitments. The aggregate amount of the Commitments is hereby increased from $125,000,000 to $200,000,000. In furtherance thereof (i) Schedule I attached hereto as Exhibit A shall hereby replace Schedule I currently attached to the Credit Agreement and (ii) Section 2.14(d)(i) of the Credit Agreement is hereby amended by deleting the number “$150,000,000” the one time it appears therein and substituting in lieu thereof the number “$225,000,000”. As a result, the Borrowers may, subject to the provisions of Section 2.14(d) of the Credit Agreement, request an increase in the Banks’ aggregate Commitments to an amount not greater than $225,000,000.

(b)

Other Letters of Credit. On and as of the Effective Date (as defined below), certain existing letters of credit shall be deemed to be, and shall be considered to be, issued under the Credit Agreement. In furtherance thereof (i) Section 1.1 of the Credit Agreement is hereby amended by (A) deleting the definition of “Existing Letters of Credit”, (B) inserting in the appropriate alphabetical order the below new definition of “Other Letters of Credit” and (C) amending and restating the definition of “Letters of Credit” to read in full as set forth below, (ii) the Loan Documents are hereby amended by deleting all references therein to the phrase “Existing Letters of Credit” and substituting in lieu thereof in each case the phrase “Other Letters of Credit” and (iii) the Schedule III attached hereto as Exhibit B shall replace the Schedule III currently attached to the Credit Agreement:

“Letters of Credit”: collectively, the Other Letters of Credit and any letters of credit issued by the Issuing Bank under Section 2.8, as amended, supplemented, extended or otherwise modified from time to time.

“Other Letters of Credit”: the collective reference to the letters of credit described on Schedule III hereto, as each such letter of credit may be amended, supplemented or otherwise modified from time to time.

(c)

Extension of Termination Date. The definition of the term “Termination Date” set forth in Section 1.1 is modified by deleting the date “January 9, 2009” and inserting “May 17, 2010” in lieu thereof.

(d)

Amendments to Leverage Ratio Covenant.

(i)

Section 1.1 of the Credit Agreement is amended by adding the following new definitions thereto in the appropriate alphabetical sequence:

“Adjusted EBITDA”: with respect to any Person who has (or whose assets have) been acquired by the Company or any Subsidiary thereof for any period, the historical EBITDA of such Person or attributable to such assets for such period.

“EBITDA”: shall mean, for any period, consolidated net income (or net loss) of the Company and its Subsidiaries plus the sum of (a) interest expense, (b) income tax expense, (c) extraordinary losses or nonrecurring non-cash losses not incurred in the ordinary course of business, (d) depreciation and amortization, (e) any non-cash charge against consolidated net income required to be recognized in connection with the issuance of capital stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise), (f) any non-cash charge against consolidated net income required to be recognized in connection with employee pension plans, in each case to the extent included in the calculation of consolidated net income, (g) those certain adjustments described on Schedule A to the First Amendment to this Agreement less (h) extraordinary gains or other gains not incurred in the ordinary course of business included in the calculation of consolidated net income, in each case determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for such period; provided that, if at any time during such period the Company or any of its Subsidiaries shall have sold or otherwise divested any material assets or stock in any Subsidiary, the net income or loss of such Subsidiary or attributable to such assets shall also be excluded from consolidated net income and no adjustments in respect thereof shall be made pursuant to clauses (a) through (h) above. As used in the definition of Modified EBITDA and Adjusted EBITDA, EBITDA shall also be determined for any Person who has (or whose assets have) been acquired by the Company or a Subsidiary thereof to the extent provided in such definitions.

“First Amendment Effective Date” shall mean May 18, 2005, which is effective date of the First Amendment to this Agreement.

“Modified EBITDA”:  for any period of four consecutive fiscal quarters (each a “Reference Period”), EBITDA for such Reference Period; provided that, if at any time during such Reference Period, the Company or any of its Subsidiaries shall have acquired the stock or material assets of any Person, then (a) to the extent that the Adjusted EBITDA of such acquired Person or attributable to such acquired assets shall be ten percent (10%) or less of Modified EBITDA for the most recent Reference Period for which financial statements have theretofore been delivered to the Banks pursuant to Section 5.1, Modified EBITDA shall include such Adjusted EBITDA as if the acquisition occurred on the first day of such Reference Period, so long as a Responsible Officer shall furnish to each Bank a certificate showing in reasonable detail by fiscal quarter the calculation of such Adjusted EBITDA and (b) to the extent that the Adjusted EBITDA of such acquired Person or attributable to such acquired assets shall be more than ten percent (10%) of Modified EBITDA for the most recent Reference Period for which financial statements have theretofore been delivered to the Banks pursuant to Section 5.1, Modified EBITDA shall include such Adjusted EBITDA as if the acquisition occurred on the first day of such Reference Period, so long as (i) the Banks shall have received audited financial statements of such acquired Person (or relating to such acquired assets) for the prior two (2) most recently ended fiscal years for which financial statements are available prepared on a GAAP basis (or other basis acceptable to the Agent) or an independent third-party due diligence report for such acquired Person (or relating to such acquired assets) in form and substance acceptable to the Agent and (ii) a Responsible Officer shall furnish to each Bank a certificate showing in reasonable detail by each fiscal quarter the calculation of such Adjusted EBITDA.

“Revised Leverage Ratio”:  on any date, the ratio of (a) Total Debt on such date, to (b) Modified EBITDA for the period of four (4) consecutive fiscal quarters ending on such date.

“Total Debt”:  at any date, the difference between without duplication, the aggregate of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis (including the current portion thereof and the undrawn stated amount of any letters of credit then outstanding), other than (but only to the extent that the following would not be included on a consolidated balance sheet of the Company and its Subsidiaries at such date): (a) earn-outs or similar obligations, (b) Indebtedness described in clauses (g) and (h) of the definition of “Indebtedness”, and (c) Guaranty Obligations in respect of the Indebtedness described in clauses (a) and (b) above.

(ii)

Section 6.1 of the Credit Agreement is amended by amending and restating subsection (b) thereto to read in full as follows:

(b)

Leverage Ratio. As of the last day of any fiscal quarter of the Company ending (i) during the period from the Closing Date through, but not including, the First Amendment Effective Date, permit the Leverage Ratio to be greater than 0.50 to 1.0, and (ii) on and after the First Amendment Effective Date, permit the Revised Leverage Ratio to be greater than 3.50 to 1.0.

(e)

Amendment to Permitted Acquisition. Section 1.1 of the Credit Agreement is amended by amending and restating the definition of “Permitted Acquisition” to read in full as follows:

“Permitted Acquisition”:  an acquisition by the Company or a Subsidiary thereof of the stock or assets of a Person, provided that (i) at the time that any definitive agreement is entered into in respect of such acquisition, no Default or Event of Default shall exist or would exist if such acquisition were consummated on such date and (ii) at the time of and after giving effect to such acquisition, the Revised Leverage Ratio, as determined on a pro forma basis, shall be less than 3.25 to 1.00 (e.g., using for such test, Total Debt on the date of and after giving effect to such acquisition and the financing thereof and Modified EBITDA (including the historical EBITDA of the Person who is being, or attributable to the assets being, acquired to the extent provided for in the definition of Modified EBITDA) for the four consecutive fiscal quarters ending on the last day of the immediately preceding fiscal quarter for which the Banks have received financial statements pursuant to subsection 5.1(a) or (b)); provided further, no less than five (5) days prior to consummating any acquisition in which the aggregate consideration paid by the Company or any Subsidiary thereof (including payments under non-compete arrangements and assumption of debt) exceeds $20,000,000, the Borrowers shall deliver to the Agent a certificate of a Responsible Officer certifying to the Agent and the Banks that no Default or Event of Default exists or would exist if such acquisition were consummated on such date.

(f)

Amendment to Pricing Grids. Section 1.1 of the Credit Agreement is amended by amending and restating the definitions of “Applicable Margin” and “Letter of Credit Fee Rate” to read in full as follows:

“Applicable Margin”:  for any LIBOR Loan (a) during the period from the Closing Date through, but not including, the First Amendment Effective

Date, the percentage per annum set forth below opposite the Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(b) prior to such date:

Level	Leverage Ratio	LIBOR Loan
I	Less than or equal to 0.30 to 1.0	0.70%
II	Less than or equal to 0.40 to 1.0, but greater than 0.30 to 1.0	0.80%
III	Less than or equal to 0.45 to 1.0, but greater than 0.40 to 1.0	1.00%
IV	Greater than 0.45 to 1.0	1.20%

; provided, however, that (i) adjustments, if any, to the Applicable Margin resulting from a change in the Leverage Ratio shall be effective five Business Days after the Agent has received a Compliance Certificate, (ii) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Applicable Margin from such date until such Compliance Certificate is actually delivered shall be that applicable under Level IV, (iii) in the event that the actual Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Applicable Margin shall be recalculated for the applicable period based upon such actual Leverage Ratio and (iv) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Compliance Certificate for the fiscal quarter ending June 30, 2004, the Applicable Margin shall be that applicable under Level II. Any additional interest on the Loans resulting from the operation of clause (iii) above shall be payable by the Borrowers jointly and severally to the Banks within five (5) days after receipt of a written demand therefor from the Agent; and

(b) on and after the First Amendment Effective Date, the percentage per annum set forth below opposite the Revised Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(b) prior to such date:

Level	Revised Leverage Ratio	LIBOR Loan
I	Less than or equal to 1.5 to 1.0	0.75%
II	Greater than 1.5 to 1.0, but less than or equal to 2.0 to 1.0	1.00%

III	Greater than 2.0 to 1.0, but less than or equal to 2.5 to 1.0	1.25%
IV	Greater than 2.5 to 1.0, but less than or equal to 3.0 to 1.0	1.50%
V	Greater than 3.0 to 1.0	1.75%

; provided, however, that (i) adjustments, if any, to the Applicable Margin resulting from a change in the Revised Leverage Ratio shall be effective five Business Days after the Agent has received a Compliance Certificate, (ii) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Applicable Margin from such date until such Compliance Certificate is actually delivered shall be that applicable under Level V, (iii) in the event that the actual Revised Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Applicable Margin shall be recalculated for the applicable period based upon such actual Revised Leverage Ratio and (iv) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Compliance Certificate for the fiscal quarter ending June 30, 2005, the Applicable Margin shall be that applicable under Level III. Any additional interest on the Loans resulting from the operation of clause (iii) above shall be payable by the Borrowers jointly and severally to the Banks within five (5) days after receipt of a written demand therefor from the Agent.

“Letter of Credit Fee Rate”: on any date (a) during the period from the Closing Date through, but not including, the First Amendment Effective Date, the percentage per annum set forth below opposite the Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(b) prior to such date:

Level	Leverage Ratio	Letter of Credit Fee Rate
I	Less than or equal to 0.30 to 1.0	0.70%
II	Less than or equal to 0.40 to 1.0, but greater than 0.30 to 1.0	0.80%
III	Less than or equal to 0.45 to 1.0, but greater than 0.40 to 1.0	1.00%
IV	Greater than 0.45 to 1.0	1.20%

; provided, however, that (i) adjustments, if any, to the Letter of Credit Fee Rate resulting from a change in the Leverage Ratio shall be effective five Business Days after the Agent has received a Compliance Certificate, (ii) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Letter of Credit Fee Rate from such date until such Compliance Certificate is actually delivered shall be that applicable under Level IV, (iii) in the event that the actual Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Letter of Credit Fee Rate shall be recalculated for the applicable period based upon such actual Leverage Ratio and (iv) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Compliance Certificate for the fiscal quarter ending June 30, 2004, the Letter of Credit Fee Rate shall be that applicable under Level II. Any additional fees on the Letters of Credit resulting from the operation of clause (iii) above shall be payable by the Borrowers jointly and severally to the Banks within five (5) days after receipt of a written demand therefor from the Agent; and

from and after the First Amendment Effective Date, the percentage per annum set forth below opposite the Revised Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(b) prior to such date:

Level	Revised Leverage Ratio	Letter of Credit Fee Rate
I	Less than or equal to 1.5 to 1.0	0.75%
II	Greater than 1.5 to 1.0, but less than or equal to 2.0 to 1.0	1.00%
III	Greater than 2.0 to 1.0, but less than or equal to 2.5 to 1.0	1.25%
IV	Greater than 2.5 to 1.0, but less than or equal to 3.0 to 1.0	1.50%
V	Greater than 3.0 to 1.0	1.75%

; provided, however, that (i) adjustments, if any, to the Letter of Credit Fee Rate resulting from a change in the Revised Leverage Ratio shall be effective five Business Days after the Agent has received a Compliance Certificate, (ii) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Letter of Credit Fee Rate from such date until such Compliance Certificate is actually delivered shall be that applicable under Level V, (iii) in the event that the actual Revised Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Letter of Credit Fee Rate shall be recalculated for the applicable period based upon such actual Revised Leverage Ratio and (iv) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Compliance Certificate for the fiscal quarter ending June 30, 2005, the Letter of Credit Fee Rate shall be that applicable under Level III. Any additional fees on the Letters of Credit resulting from the operation of clause (iii) above shall be payable by the Borrowers jointly and severally to the Banks within five (5) days after receipt of a written demand therefor from the Agent.

(g)

Commitment Fee Provisions. (i)  Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical sequence:

“Commitment Fee”:  as defined in Section 2.7.

“Commitment Fee Rate”: On any date, the percentage per annum set forth below in the column entitled Commitment Fee Rate opposite the Revised Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(b) prior to such date:

Level	Revised Leverage Ratio	Commitment Fee Rate
I	Less than or equal to 1.5 to 1.0	0.15%
II	Greater than 1.5 to 1.0, but less than or equal to 2.0 to 1.0	0.20%
III	Greater than 2.0 to 1.0, but less than or equal to 2.5 to 1.0	0.25%
IV	Greater than 2.5 to 1.0, but less than or equal to 3.0 to 1.0	0.30%
V	Greater than 3.0 to 1.0	0.35%

; provided, however, that (i) adjustments, if any, to the Commitment Fee Rate resulting from a change in the Revised Leverage Ratio shall be effective five Business Days after the Agent has received a Compliance Certificate, (ii) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Commitment Fee Rate from such date until such Compliance Certificate is actually delivered shall be that applicable under Level V, (iii) in the event that the actual Revised Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Commitment Fee Rate shall be recalculated for the applicable period based upon such actual Revised Leverage Ratio and (iv) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Compliance Certificate for the fiscal quarter ending June 30, 2005, the Commitment Fee Rate shall be that applicable under Level III. Any additional Commitment Fee that is due to the Banks resulting from the operation of clause (iii) above shall be payable by the Borrowers jointly and severally within five (5) days after receipt of a written demand therefor from the Agent.

“Unused Commitment”:  as to any Bank at any particular time, an amount equal to the excess, if any, of the Commitment of such Bank at such time over the Total Exposure of such Bank at such time; provided, that, for purposes of calculating the Commitment Fee pursuant to Section 2.7(a)(ii) payable by the Borrowers (a) with respect to all Banks other than the Swing Line Bank, the aggregate principal amount of the Swing Line Loans outstanding at such time shall be considered zero and (b) with respect to the Swing Line Bank, the Total Exposure of such Bank shall include all of the Swing Line Loans outstanding at such time as opposed to its Commitment Percentage of such amount.

(ii)

The definition of “Facility Fee” contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Facility Fee”:  as defined in Section 2.7(a).

(iii)

Section 2.7(a) of the Credit Agreement is hereby amended and restated to read as follows:

(a)

(i)

The Borrowers jointly and severally agree to pay to the Agent for the account of each Bank, on each March 31, June 30, September 30 and December 31, a facility fee (the “Facility Fee”) at a rate per annum equal to the Facility Fee Rate in effect from time to time on the average daily amount of the Commitments during the preceding quarter (or shorter period commencing with the date hereof or ending on the day immediately prior to the First Amendment Effective Date). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be paid in Dollars. The Facility Fees due to each Bank shall commence to accrue on the date hereof and shall cease to accrue on the day immediately prior to the First Amendment Effective Date. The Facility Fee payable in respect of the period from March 31, 2005 to the day immediately prior to the First Amendment Effective Date shall be payable on June 30, 2005. The Agent shall distribute the Facility Fees among the Banks pro rata in accordance with their respective Commitment Percentages.

(ii)

The Borrowers jointly and severally agree to pay to the Agent for the account of each Bank, on each March 31, June 30, September 30 and December 31, a commitment fee (the “Commitment Fee”) at a rate per annum equal to the Commitment Fee Rate in effect from time to time on the average daily amount of the Unused Commitment during the preceding fiscal quarter (or shorter period commencing on the First Amendment Effective Date or ending on the Termination Date). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be paid in Dollars. The Commitment Fees due to each Bank shall commence to accrue on the First Amendment Effective Date and shall cease to accrue on the Termination Date. The Agent shall distribute the Commitment Fees among the Banks pro rata in accordance with their respective Commitment Percentages.

(h)

Increase of the Priority Debt Limit. Section 6.1(d) of the Credit Agreement is amended and restated to read in full as follows:

“(d)

Priority Debt. Permit at any time Priority Debt to exceed 18% of Consolidated Capitalization; provided, however, to the extent that (i) the Noteholders amend the Note Purchase Agreement to permit Priority Debt to equal or exceed 25% of Consolidated Capitalization or (ii) subject to Section 5.11, the Note Purchase Agreement is terminated, Priority Debt shall be permitted to be up to 25% of Consolidated Capitalization.

(i)

Joinder. Exhibit D to the Credit Agreement is hereby amended and restated to read as set forth on the Exhibit D attached hereto as Exhibit C.

3.

Replacement Notes. Concurrently with the execution and delivery of this Amendment, the Borrowers shall execute and deliver to each Bank a replacement Revolver Note in the face amount of its respective Commitment as increased hereby (individually, a “Replacement Note”, and collectively, the “Replacement Notes”), in the form of Exhibit A-1 to the Credit Agreement, in substitution for its existing Revolver Note. The outstanding Revolver Loans of each Bank shall thereafter be evidenced by its respective Replacement Note.

4.

Representations and Warranties. The Borrowers hereby represent and warrant to the Banks and the Agent that:

(a)

There exists no Default or Event of Default under the Credit Agreement as amended hereby;

(b)

The representations and warranties made in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof; and

(c)

The execution and delivery of this Amendment and the Replacement Notes by and on behalf of the Borrowers has been duly authorized by all requisite action on behalf of the Borrowers and this Amendment and the Replacement Notes constitute the legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.

Effectiveness. (a) This Amendment shall be effective upon the fulfillment, to the satisfaction of the Agent and its counsel, of the following conditions precedent:

(i)

The Borrowers shall have delivered to the Agent the following, all of which shall be in form and substance satisfactory to the Agent and shall be duly completed and executed:

(A)

counterparts of this Amendment;

(B)

the Replacement Notes;

(C)

copies, certified by its corporate secretary or assistant secretary, of the certificate or articles of incorporation and by-laws of each Borrower as in effect, or in the case of any Borrower, a certificate stating that there have been no changes to any such documents since the Closing Date;

(D)

certified (A) resolutions of each Borrower authorizing the execution, delivery and performance of this Amendment and the Replacement Notes, and (B) incumbency and specimen signatures of each officer of each Borrower executing this Amendment and the Replacement Notes;

(E)

certificates of good standing, subsistence and/or status dated a recent date from the Secretary of State or other appropriate authorities in the jurisdiction of incorporation or organization of each Borrower or, if the foregoing is unavailable, a sworn affidavit from Esquire Assist, Ltd. certifying the good standing of a Borrower incorporated or otherwise organized in the Commonwealth of Pennsylvania; and

(F)

such additional documents, certificates and information as the Agent may reasonably request.

(ii)

Each of the Banks shall have delivered to the Agent a counterpart of this Amendment duly executed by such Bank.

(iii)

The Borrowers shall have paid to the Agent (i) for the benefit of each Bank, an amendment fee in the amount of ten (10) basis points (.10%) on the amount of such Bank’s Commitment before giving to this Amendment, (ii) for the benefit of each Bank increasing its Commitment, a commitment fee for the benefit of such Bank in the amount of ten (10) basis points (.10%) on the amount of the increase in such Bank’s Commitment and (ii) for the account of PNC Capital Markets, Inc. and its affiliates, such arrangement and other fees as shall have been agreed to with the Borrowers.

(b)

On the First Amendment Effective Date, all outstanding Revolver Loans shall be repaid by the Borrowers (including accrued interest thereon and any amounts payable pursuant to Section 2.18 of the Credit Agreement) and the Banks shall make new Revolver Loans to the Borrowers in the amount requested by the Borrowers in accordance with Sections 2.4 and 4.2 of the Credit Agreement, such new Revolver Loans to be made by the Banks in accordance with the new Commitment Percentages of the Banks as set forth on the new Schedule I to the Credit Agreement, a copy of which is attached hereto as Exhibit A.

6.

Amended and Restated Sharing Agreement. Upon the Company’s written request, the Banks and the Agent hereby agree to enter into an Amended and Restated Sharing Agreement substantially in the form of the Sharing Agreement; provided, that (a) the Company shall deliver such request no later than 180 days from the date of this Amendment and (b) each of the other parties thereto shall execute and deliver the Amended and Restated Sharing Agreement.

7.

Limited Effect. Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms and the Borrowers hereby confirm all of the provisions of the Credit Agreement and the other Loan Documents.

8.

Release. Recognizing and in consideration of the increase in the Commitments and the other amendments provided herein, each of the Borrowers hereby waives and releases all of the Banks and the Agent and their officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that such Borrower ever had or now has against any of them arising out of or relating to any Bank’s or the Agent’s acts or omissions with respect to this Amendment, the Credit Agreement, the other Loan Documents or any other matters described or referred to herein or therein.

9.

Miscellaneous.

(a)

Expenses. Each of the Borrowers agrees to pay all of the Agent’s reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Amendment and the other documents executed in connection herewith, including, without limitation, the reasonable fees and expenses of Ballard Spahr Andrews & Ingersoll, LLP.

(b)

Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(c)

Successor and Assigns. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Agent and the Banks and their respective successors and assigns.

(d)

Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

(e)

Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(f)

Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WEST PHARMACEUTICAL SERVICES, INC.

By:	/s/ MICHAEL A. ANDERSON
Name: Michael A. Anderson
Title: Vice President and Treasurer

WEST PHARMACEUTICAL SERVICES, FLORIDA, INC.

By:	/s/ MICHAEL A. ANDERSON
Name: Michael A. Anderson
Title: Vice President

WEST PHARMACEUTICAL SERVICES, LAKEWOOD, INC.

By:	/s/ MICHAEL A. ANDERSON
Name: Michael A. Anderson
Title: President

WEST PHARMACEUTICAL SERVICES, GROUP LIMITED

By:	/s/ JOHN R. GAILEY III
Name: John R. Gailey III
Title: Director

WPS LABORATORIES, INC.

By:	/s/ MICHAEL A. ANDERSON
Name: Michael A. Anderson
Title: President

WEST PHARMACEUTICAL SERVICES, CANOVANAS, INC.

By:	/s/ MICHAEL A. ANDERSON
Name: Michael A. Anderson
Title: President

WEST PHARMACEUTICAL SERVICES, OF DELAWARE, INC

By:	/s/ MICHAEL A. ANDERSON
Name: Michael A. Anderson
Title: President

WEST PHARMACEUTICAL SERVICES, VEGA, ALTA, INC.

By:	/s/ MICHAEL A. ANDERSON
Name: Michael A. Anderson
Title: President

WEST PHARMACEUTICAL SERVICES, CLEVELAND, INC.

By:	/s/ MICHAEL A. ANDERSON
Name: Michael A. Anderson
Title: President

PNC BANK, NATIONAL ASSOCIATION as a Bank and as Agent

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION as a Bank

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Bank

By:	/s/
Name:
Title:

CITIZENS BANK OF PENNSYLVANIA, as a Bank

By:	/s/
Name:
Title:

NATIONAL CITY BANK, as a Bank

By:	/s/
Name:
Title:

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Bank

By:	/s/
Name:
Title:

SCHEDULE A

ADJUSTMENTS TO EBITDA

1.

Additional expense associated with the Company’s interim production plan following the January 29, 2003 explosion and fire at the Company’s Kinston, NC facilities, as set forth in the Company’s public, pro forma disclosures of same for 2004, aggregating $9.5 million of pre-tax expenses in the four quarters ending March 31, 2005 ($3.6 million, $3.4 million and $2.5 million in the second, third and fourth calendar quarters of 2004, respectively).

2.

Restructuring charges associated with the Company’s closure of its Lewes, UK facility in 2004, totaling $0.9 million in the fourth calendar quarter of 2004.

3.

The consolidated income and EBITDA of both the Company and The Tech Group Inc. differ from historical GAAP results:

a.

West Pharmaceutical Services, Inc. excludes the results of discontinued operations, notably the former Drug Delivery Division, which was substantially divested in 2005.

b.

The Tech Group Inc excludes results of operations from Tech Group Asia, which is not among the assets being acquired by the Company and which is no longer included in the consolidated operating results of The Tech Group Inc. as of the acquisition date.

EXHIBIT A

SCHEDULE I

BANKS AND COMMITMENT INFORMATION

Bank and Lending Office(s)	Commitments

	Revolver	Swing Line

PNC Bank, National Association	$55,000,000	$15,000,000
1600 Market Street, 21st Floor
Philadelphia, PA 19103
Attention: Frank A. Pugliese
Facsimile: 215-585-6985

Wachovia Bank, National Association	$35,000,000	$0
1339 Chestnut Street
PA 4152
Philadelphia, PA 19107
Attention: Jeanette Griffin
Facsimile: 267-321-6702

Bank of America, N.A.	$30,000,000	$0
1101 Wootton Parkway
Suite 400
Rockville, MD 20852
Attention: Barbara Levy
Facsimile: 301-517-3140

Citizens Bank of Pennsylvania	$30,000,000	$0
3025 Chemical Road, Suite 300
Plymouth Meeting, PA 19462
Attention: Mark Torie
Facsimile: 610-941-4136

National City Bank	$25,000,000	$0
One South Board Street, 14th Floor
Philadelphia, PA 19107
Attention: Thomas McDonnell
Facsimile: 267-256-40001

Manufacturers and Traders Trust Company	$25,000,000	$0
2055 South Queen Street, 2nd Floor
York, PA 17403
Attention: Joshua Becker
Facsimile: 717-771-4914

Total Commitments	$200,000,000	$15,000,000

A-1

EXHIBIT B

SCHEDULE III

OTHER LETTERS OF CREDIT

Beneficiary	Bank	Currency	Amount	Initial Issuance __Date__	L/C #	Purpose

Zurich Insurance	Wachovia Bank, N.A.	USD	$ 539,580.00	03/06/04	516732	Guarantee of Lakewood’s deductible under workers compensation policy

Zurich Insurance	PNC Bank, National Association	USD	$2,361,202.00	10/01/03	S233539PHL	To guarantee West deductible under workers compensation, general liab. & auto policies

Allied Irish Bank	Bank of America	Euro	€ 411,584		3013809

Allied Irish Bank	Bank of America	Euro	€ 272,891		3013810

B-1

EXHIBIT C

EXHIBIT D

FORM OF

JOINDER AND ASSUMPTION AGREEMENT

Joinder and Assumption Agreement, dated as of __________      , made by [__________________] (the “Additional Borrower”), in favor of the Banks and the Agent (as each such term is defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, West Pharmaceutical Services, Inc. (“West”) and its subsidiaries from time to time party thereto, the banks and other financial institutions from time to time parties thereto and PNC Bank, National Association, as Agent, are parties to a Credit Agreement, dated as of May 17, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Additional Borrower, in consideration for, among other things, the ability to borrow under the Credit Agreement, is executing and delivering this Agreement.

NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the Additional Borrower, intending to be legally bound, hereby agrees as follows:

1.

Defined Terms.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

2.

Joinder

The Additional Borrower hereby agrees that effective as of the date hereof, the Additional Borrower is, and shall be, a Borrower under the Credit Agreement with all of the rights and obligations of a Borrower thereunder, and the term Borrower when used in the Credit Agreement or in any other Loan Document shall include the Additional Borrower. As a result (i) the Additional Borrower shall be entitled to borrow or have Letters of Credit issued for its account under the Credit Agreement on the terms of, and subject to the conditions of, the Credit Agreement to the same extent as if it were an original signatory to that Agreement as a Borrower and (ii) the Additional Borrower shall be liable to the Agent and the Banks for, and hereby assumes and agrees to be liable for, all of the obligations and liabilities of a Borrower under the Credit Agreement, the Notes and the other Loan Documents as applicable to the same extent as if it were an original signatory to those documents as a Borrower. The Additional Borrower hereby agrees with the Agent and the Banks that it shall perform, comply with and be subject to and be bound by, each of the terms, provisions and conditions of the Credit Agreement, including, without limitation, the monetary payment provisions, and each other Loan Document to which it is a party by virtue of this Agreement. Without limiting the generality of the foregoing, the Additional Borrower hereby represents and warrants that (i) each of the representations and warranties set forth in Section 3 of the Credit Agreement is true and correct as to the Additional Borrower on and as of the date hereof as if made on and as of the date hereof by the Additional Borrower and (ii) the Additional Borrower has heretofore received a true and correct copy of the Credit Agreement and each of the other Loan Documents (including any amendments, supplements or waivers thereto) as in effect on the date hereof.

The Additional Borrower hereby makes, affirms, and ratifies in favor of the Banks and the Agent the Credit Agreement, the Notes and each of the other Loan Documents given by one or more of the Borrowers to the Agent and/or the Banks.

The Additional Borrower also agrees to execute and deliver (or to cause to be executed and delivered) at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably requested by the Agent to effectuate the provisions and purposes of this Agreement, it being acknowledged, however, that no such documents are needed in order for the Additional Borrower to become a Borrower under the Credit Agreement and to be liable for all of the obligations and liabilities of a Borrower thereunder as if it were an original signatory thereto.

3.

Additional Representations and Warranties. The Additional Borrower hereby represents and warrants to the Banks and the Agent that:

(a)

There exists no Default or Event of Default under the Credit Agreement; and

(b)

The execution and delivery of this Agreement has been duly authorized by all requisite action on behalf of the Additional Borrower, and this Agreement and any other Loan Document to which it is a party by virtue of this Agreement constitutes the legal, valid and binding obligation of the Additional Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.

Effectiveness. This Agreement shall become effective upon receipt by the Agent of counterparts hereof duly executed by the Additional Borrower and acknowledged by the Agent and West on behalf of the Borrowers

5.

Limited Effect. Except as expressly amended by this Agreement, the Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms.

6.

Miscellaneous.

(a)

Expenses. The Additional Borrower and each of the Borrowers jointly and severally agree to pay all of the Agent’s reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including, without limitation, the reasonable fees and expenses of counsel to the Agent.

(b)

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(c)

Successor and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Additional Borrower, the other Borrowers, the Agent and the Banks and their respective successors and assigns.

(d)

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

(e)

Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision hereof.

(f)

Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

IN WITNESS WHEREOF, the Additional Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date and year first above written and West has caused this Agreement to be acknowledged, executed and delivered by its proper and duly authorized officer as of the day and year first above written.

_________________________________

By:  ______________________________

Name: ____________________________

Title: _____________________________

ACKNOWLEDGED, ACCEPTED AND AGREED:

WEST PHARMACEUTICAL SERVICES, INC., as

Borrowers’ Representative

By:  _______________________________

Name:

_____________________________

Title:

_____________________________

PNC BANK, NATIONAL ASSOCIATION,

as Agent

By: ________________________________

Name: ______________________________
Title: _______________________________

B-4